EXHIBIT 99.41 SIGNATURE PAGE

SIGNATURE OF PRESIDENT, SOLE DIRECTOR, TREASURER AND SECRETARY


                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Antonio, Texas on March, 2001.

AUTOFUND SERVICING INC.



By: /s/ James D. Haggard
----------------------------------
James D. Haggard
Chairman, Sole Director, President
and Secretary/Treasurer (Principal
Financial and Accounting Officer)













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